Exhibit 10.1

NOTE: PORTIONS OF THIS AGREEMENT ARE THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE

SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN

REDACTED AND ARE MARKED WITH A “[****]” IN PLACE OF THE REDACTED

LANGAUGE.

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 4, 2011, is by and among PENSON WORLDWIDE, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), REGIONS BANK, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender, and Letter of Credit Issuer, REGIONS CAPITAL MARKETS, a division of Regions Bank, as Lead Arranger and Bookrunner, THE PRIVATE BANK AND TRUST COMPANY, as Syndication Agent (the “Syndication Agent”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, and CAPITAL ONE, N.A., as Co-Documentation Agents (the “Documentation Agent”).

RECITALS:

A. The Borrower, the Lenders party thereto and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of May 6, 2010 (as the same has been and may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”).

B. The Borrower, the Lenders, and the Administrative Agent now desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE II

Amendments to the Credit Agreement

Section 2.1 Amendments to Section 1.01 of the Credit Agreement.

(a) Effective as of the date hereof, the following definitions shall be added to Section 1.01 of the Credit Agreement in alphabetical order to read in their entirety as follows:

“Futures Merger” means the proposed amalgamation of PFS and Penson Futures (whether by merger, consolidation, asset sale or otherwise) after the Second Amendment Effective Date.

“Second Amendment Effective Date” means August 4, 2011.

(b) Effective as of the date hereof, the following definitions in Section 1.01 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Consolidated EBITDA” means, for any period, and in all cases without duplication, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-cash stock based compensation, (v) costs, expenses and fees incurred in connection with the Ridge Acquisition, the 2017 Notes Offering, the 2014 Notes Offering, the Existing Credit Agreement and this Agreement (including amendments hereto), and (vi) all one-time, non-recurring expenses incurred or charged to income during such period (including, without limitation, write downs for the second fiscal quarter of 2011 of problem accounts receivable in existence as of the Second Amendment Effective Date, in an aggregate amount up to but not exceeding $43,000,000) minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non cash items increasing Consolidated Net Income for such period. In addition, for the twelve month period following the closing of the Ridge Acquisition, the calculation of Consolidated EBITDA shall include an amount equal to $1,050,000 for any month (commencing with the first full month after the closing of the Ridge Acquisition) for which the actual EBITDA earned by PFS and attributable to correspondent clearing contracts acquired in the Ridge Acquisition is not included in the calculation of Consolidated EBITDA.

“Equity Repurchase” means the Borrower's repurchase of its Equity Interests (a) with respect to (i) any shares withheld to cover tax-withholding requirements relating to the vesting of restricted stock units issued pursuant to, and other ordinary course repurchases in respect of, the 2000 Stock Incentive Plan and (ii) upon the consent of the Required Lenders, any other restricted stock units or stock options repurchased from former employees, directors or contractors in accordance with the terms of the Borrower's restricted stock unit or stock option plans; and (b) in connection with the workout and/or restructuring of problem accounts receivable in existence as of the Second Amendment Effective Date, in an aggregate amount for clause (b) up to but not exceeding 1,250,000 shares of Borrower stock.

“Total Commitments” means the Commitments of all the Lenders in an aggregate amount up to but not exceeding $50,000,000, as may be increased in accordance with Section 2.14(a).

Section 2.2 Amendment to Section 2.01 of the Credit Agreement. Effective as of the date hereof, Section 2.01 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

2.01 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Total Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Percentage of the Outstanding Amount of all Letter of Credit Obligations, plus such Lender’s Pro Rata Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment; and provided further that, notwithstanding anything in this Agreement to the contrary, (a) at any time that the Consolidated Leverage Ratio is greater than or equal to **** to **** for a measurement period (on a pro forma basis after giving effect to any proposed Borrowing), no new Borrowings shall be requested, and (b) at any time that the Consolidated Leverage Ratio is greater than the Original Consolidated Leverage Ratio for a measurement period, Availability shall be limited to $25,000,000 for general corporate purposes. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

Section 2.3 Amendments to Section 2.05 of the Credit Agreement.

(a) Effective as of the date hereof, Section 2.05(d) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(d) (i) Upon the Disposition of assets by the Borrower or any Subsidiary as permitted in Section 7.05(c) (for the avoidance of doubt, JBO Stock and Equity Interests shall not be considered assets for purposes of this subsection (d)(i)) 100% of the Net Cash Proceeds shall be paid within two Business Days to the Administrative Agent to be applied to the Loans (if any Loans are outstanding), and the Total Commitments shall be permanently reduced by the amount of the Net Cash Proceeds of such Disposition provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(d)(i), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may, instead of applying such amounts to the Loans, reinvest all or any portion of such Net Cash Proceeds in operating assets (including investments in capital of Subsidiaries) so long as within 90 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested by such time shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(d)(i) along with a corresponding permanent reduction to the Total Commitments. The provisions of this Section 2.05(d)(i) do not constitute a consent to the consummation of any Disposition not otherwise permitted hereunder.

(ii) Upon any Disposition by the Borrower or any Subsidiary permitted in Section 7.04(c) and Section 7.05(e), 100% of the Net Cash Proceeds shall be paid within two Business Days to the Administrative Agent to be applied to the Loans (if any Loans are outstanding); and if so elected by the Borrower to permanently reduce the Total Commitments. The provisions of this Section 2.05(d)(ii) do not constitute a consent to the consummation of any Disposition not otherwise permitted hereunder.

(iii) To the extent consented to by applicable regulatory authorities, following the departure of **** as a customer of the Borrower, or the upon the consummation of the Futures Merger, should the Regulatory Capital of PFS exceed ****% of Debit Balances for three consecutive Business Days 100% of the net amount of Regulatory Capital in excess of ****% of Debit Balances shall be paid within two Business Days to the Administrative Agent to be applied to the Loans (if any Loans are outstanding) and if so elected by the Borrower to permanently reduce the Total Commitments. The provisions of this Section 2.05(d)(iii) do not constitute a consent to the consummation of any Disposition or other action not otherwise permitted hereunder.

(b) Effective as of the date hereof, Section 2.05(f) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(f) If during the six-month period beginning on each of July 1, 2011, January 1, 2012, and July 1, 2012 (each, a “Clean Down Period”) the Consolidated Leverage Ratio, as set forth in a Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) in respect of a fiscal quarter ending during the applicable Clean Down Period, is greater than **** to ****, there shall be a period of at least thirty (30) consecutive days during the applicable Clean Down Period during which (i) the Total Outstandings shall be zero and (ii) no additional Loans shall be made and no Letters of Credit shall be issued; provided, however, that any Clean Down Period shall terminate prior to the end of any such six-month period if and at such time as the Borrower submits its regularly scheduled quarterly Compliance Certificate evidencing that the Consolidated Leverage Ratio is less than or equal to **** to ****.

Section 2.4 Amendments to Section 7.02 of the Credit Agreement.

(a) Effective as of the date hereof, Section 7.02(i) of the Credit Agreement shall be amended to remove the “and” at the end thereof.

(b) Effective as of the date hereof, Section 7.02(j) of the Credit Agreement shall be amended to delete the “..” at the end thereof and substituting “; and” in lieu thereof.

(c) Effective as of the date hereof, Section 7.02 of the Credit Agreement shall be amended to add a new Section 7.02(k) to read in its entirety as follows:

(k) Investments in connection with the workout and/or restructuring of problem accounts receivable (including Investments in connection with the workout and/or restructuring of Investments received in respect of such accounts receivable), so long as any new advances of capital made in connection with such workout and/or restructuring shall not exceed $**** in the aggregate over the term of this Agreement.

Section 2.5 Amendments to Section 7.04 of the Credit Agreement.

(a) Effective as of the date hereof, Section 7.04(a) of the Credit Agreement shall be amended to remove the “and” at the end thereof.

(b) Effective as of the date hereof, Section 7.04(b) of the Credit Agreement shall be amended to delete the “.” at the end thereof and substituting “; and” in lieu thereof.

(c) Effective as of the date hereof, Section 7.04 of the Credit Agreement shall be amended to add a new Section 7.04(c) to read in its entirety as follows:

(c) without limitation to Section 7.04(b), the Borrower or any Subsidiary may Dispose of any Subsidiary (other than PFS or, to the extent that Penson Futures is the surviving entity after consummation of the Futures Merger, Penson Futures), whether by Disposal of assets, securities or by way of merger or consolidation, to any Person of all or substantially all of the assets and/or Equity Interests of such Subsidiary, provided that the Net Cash Proceeds are paid to the Administrative Agent as required by Section 2.05(d), and provided further that any such Disposition shall be for fair market value.

Section 2.6 Amendments to Section 7.05 of the Credit Agreement.

(a) Effective as of the date hereof, Section 7.05(c) of the Credit Agreement shall be amended by replacing “Section 2.05(d)” with “Section 2.05(d)(i)” and removing the “and” at the end thereof.

(b) Effective as of the date hereof, Section 7.05(d) of the Credit Agreement shall be amended to delete the “.” at the end thereof and substituting “; and” in lieu thereof.

(c) Effective as of the date hereof, Section 7.05 of the Credit Agreement shall be amended to add a new Section 7.05(e) to read in its entirety as follows:

(e) Dispositions of assets in connection with the workout and/or restructuring of problem accounts receivable (including Investments received in respect of such accounts receivable), provided that the Net Cash Proceeds are paid to the Administrative Agent as required by Section 2.05(d)(i).

(d) Effective as of the date hereof, the last proviso of Section 7.05 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

provided, however, that any Disposition pursuant to clauses (a), (b), (c), (d) and (e) shall be for fair market value.

Section 2.7 Amendments to Section 7.08 of the Credit Agreement.

(a) Effective as of the date hereof, Section 7.08 of the Credit Agreement shall be amended by adding after “Affiliate of the Borrower” at the beginning of the second line thereof “(other than the Borrower or a Subsidiary)”.

Section 2.8 Amendment to Section 7.16(b) of the Credit Agreement. Effective as of the date hereof, Section 7.16(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter measured quarterly in arrears on a rolling four quarter basis of the Borrower to be less than (i) for the fiscal quarter ending on each of September 30, 2011 and December 31, 2011, **** to **** and (ii) for the fiscal quarter ending on March 31, 2012 and thereafter, **** to ****.

Section 2.9 Amendment to Section 7.16(c) of the Credit Agreement. Effective as of the date hereof, Section 7.16(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter measured quarterly in arrears on a rolling four quarter basis to be greater than (i) for the fiscal quarter ending March 31, 2012 through the fiscal quarter ending September 30, 2012, **** to **** and (ii) for the fiscal quarter ending December 31, 2012 and thereafter, **** to ****. The Consolidated Leverage Ratio shall not be tested for the fiscal quarter ending **** through the fiscal quarter ending ****.

Section 2.10 Amendment to Schedule 2.01 to the Credit Agreement. Effective as of the Second Amendment Effective Date, Schedule 2.01 to the Credit Agreement is hereby replaced with the Schedule 2.01 attached hereto for all purposes under the Credit Agreement, and any reference to Schedule 2.01 in any Loan Document shall refer to the Schedule 2.01 attached hereto.

ARTICLE III

Conditions Precedent to Effectiveness

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the full satisfaction of each of the following conditions precedent:

(a) Documents. The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

(i) Amendment. Executed counterparts of this Amendment, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower.

(ii) Amendment Fee. Payment of an amendment fee in an amount of ****% of the Commitment (as reduced pursuant to this Amendment) of each Lender executing this Amendment. Such amendment fee is due and payable on or before 5:00 pm Central time on the closing date of this Amendment.

(iii) Other Fees. Any fees required to be paid on or before the date hereof shall have been paid, including those fees required to be paid in that certain Fee Letter dated as of July 20, 2011, among the Borrower, the Administrative Agent, and Regions Capital Markets, a division of Regions Bank.

(iv) Additional Information. Such additional documents, instruments and information as the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) No Default or Event of Default. No Default shall exist or would result from the execution of this Amendment.

(c) No Material Adverse Effect. Since the date of the most recent financial statements delivered by the Borrower to the Administrative Agent, no event or circumstance has occurred that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d) Representations and Warranties. All of the representations and warranties contained in Article V of the Credit Agreement as amended hereby and in the other Loan Documents shall be true and correct on and as of the date hereof, with the same force and effect as if such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

ARTICLE IV

No Waiver

Section 4.1 No Waiver. Nothing contained herein shall be construed as a waiver by the Administrative Agent or any Lender of any covenant or provision of the Credit Agreement, this Amendment, or any other Loan Document, or of any other contract or instrument between the Borrower and the Administrative Agent and/or the Lenders, and the failure of the Administrative Agent and/or any Lender at any time or times hereafter to require strict compliance by the Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent or any Lender to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, this Amendment, the other Loan Documents and any other contract or instrument between the Borrowers and the Administrative Agent and/or the Lenders.

ARTICLE V

Ratifications, Representations and Warranties

Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Credit Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 5.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (a) the representations and warranties contained in Article V of the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (b) no Default has occurred and is continuing.

ARTICLE VI

Miscellaneous

Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

Section 6.2 Reference to Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

Section 6.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 6.4 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 6.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.

Section 6.6 Counterparts. This Amendment may be executed in one or more counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of any signature pages hereto by telecopy, e-mail or other electronic transmission shall be effective as delivery of originally executed signature pages.

Section 6.7 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent and the Lenders to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of the Page Intentionally Left Blank. Signature Pages to Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PENSON WORLDWIDE, INC.

By:	/s/ Roger J. Engemoen Jr.

Name: Roger J. Engemoen Jr.
Title: Chairman

Signature Page to Second Amendment

REGIONS BANK,
as Administrative Agent, a Lender, Letter of Credit Issuer and Swing Line Lender

By:	/s/ Robin Ingane

Name: Robin Ingane
Title: Sr. Vice Pres.

Signature Page to Second Amendment

COMPASS BANK, successor in interest to Guaranty Bank, as a Lender

By:	/s/ D. Sowards

Name: Debbie Sowards
Title: Sr. Vice President

Signature Page to Second Amendment

CAPITAL ONE, N.A., as a Lender and as Co-Documentation Agent

By:	/s/ Jacob J. Villere

Name: Jacob J. Villere
Title: VP – US Corporate Banking

Signature Page to Second Amendment

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Documentation Agent

By:	/s/ Paul Howell

Name: Paul Howell
Title: Senior Vice President

Signature Page to Second Amendment

THE PRIVATEBANK AND TRUST COMPANY, as a Lender and as Syndication Agent

By:	/s/ Chandra Pierson

Name: Chandra Pierson
Title: Associate Managing Director

Signature Page to Second Amendment

SCHEDULE 2.01

COMMITMENTS

AND PRO RATA PERCENTAGES

Lender	Commitment			Pro Rata Percentage
Regions Bank	$	*	***	*	***%
Compass Bank, as successor in interest to Guaranty Bank	$	*	***	*	***%
Capital One, N.A.	$	*	***	*	***%
Texas Capital Bank, National Association	$	*	***	*	***%
The PrivateBank and Trust Company	$	*	***	*	***%
Union Bank, N.A.	$	*	***	*	***%
Total	$	*	***	*	***%